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                                                                   EXHIBIT 10.14



                  FIRST AMENDMENT TO THE MANAGEMENT AGREEMENT


          The First Amendment ("Amendment") is made as of June 1, 1997 between Carson Products Company, a Delaware corporation ("CPC") and AM Cosmetics, a Delaware corporation ("AMC"). This Amendment in made with reference to that certain Management Agreement dated June 26, 1996, between AMC and CPC ("Management Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Management Agreement.

          WHEREAS, CPC has agreed in the Management Agreement to provide certain management services for and on behalf of AMC; and

          WHEREAS, the compensation to be paid by AMC to CPC for the management services is to be a percentage of AMC's Net Sales; and

          WHEREAS, CPC and AMC desire to amend the definition of Net Sales in the Management Agreement to include only the product lines of AMC as of June 26, 1996.

          NOW, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.

          1.1 Section 5 "Compensation of CPC" of the Management Agreement in amended as follows:

          (a) The last sentence which reads "Net Sales shall be defined as the gross sales of AMC minus selling discounts, returns, allowances and cooperative advertising costs." is deleted in its entirety and replaced with the following:

          "Net Sales shall be defined as only gross sales of AMC for AMC's product lines as of June 26, 1996 minus selling discounts, returns, allowances and cooperative advertising costs."

          SECTION 2. RATIFICATION OF AGREEMENT

          2.1 Except to the extent expressly set forth herein, this Amendment shall not constitute a release of, consent to or waiver of any other provision, term or condition of the Management Agreement. Except an herein amended, the Management Agreement in ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
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          SECTION 3.  COUNTERPARTS AND EFFECTIVENESS

          This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Signatures may be by facsimile.

          This Amendment shall become effective as of the date hereof upon the execution of the counterparts hereof by CPC and AMC.

          SECTION 4.     GOVERNING LAW

          This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of law.

          Witness the execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

                                    CARSON PRODUCTS COMPANY

                                    by:  /s/ Dr. Leroy Keith
                                         --------------------------
                                         Name:  Dr. Leroy Keith
                                         Title: Chairman and
                                                    C.E.O.

                                    AM COSMETICS, INC.

                                    by:  /s/ J. M. Lewis
                                         --------------------------
                                         Name:  J. M. Lewis
                                         Title: Senior Vice
                                                  President

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